THIRD AMENDMENT TO LETTER AGREEMENT

This Amendment to the Letter Agreement dated January 15, 1997 among Immtech International, Inc., The University of North Carolina at Chapel Hill and
Pharm Eco Laboratories, Inc. (the "Letter Agreement") is effective as of October 1, 1998.

                                    RECITALS

A. Immtech has not completed an IPO or the Alternative Financing required by Paragraph 1 of the Letter Agreement within the nine month period specified in Paragraph 10 thereof, as extended until January 15, 1998 by the amendment to Letter Agreement effective October 15, 1997, and further extended until September 31, 198 by the Second Amendment to Letter Agreement effective January 15, 1998, permitting any of the parties to terminate the Letter Agreement as of the effective date of this Amendment.

B. Immtech has requested an extension of time to permit it to complete an IPO.

C. UNC and Pharm Eco are willing to grant an extension of time to Immtech on the conditions specified below.

                                   AGREEMENT

1. In return for Immtech providing a $100,000 Research Grant to Dr. Richard Tidwell's laboratory at UNC upon execution of this agreement, UNC and Pharm Eco agree to extend the Letter Agreement until February 28, 1999, to allow Immtech time to complete the IPO. this Research Grant will be in addition to Immtech's obligation to provide Research Grants as described in the Letter Agreement and subsequently amended.

2. In addition, Pharm Eco and UNC, representing the research Consortium, agree to a reserve split, not to exceed a 1 for 3 exchange ratio, of the Immtech common shares and warrants that they are entitled to receive from Immtech pursuant to the Letter Agreement, as amended, upon (i) the issuance of the IPO (pre-split 1,222,500 common shares) and (ii) achievement of specified milestones post-IPO (pre-split 1,700,000 warrants and 300,000 common shares), provided that such reverse split is part of a general reverse split of Immtech's entire current capital structure of authorized, issued and outstanding stock, options and warrants. The sole purpose of such reverse stock split is to increase the offering price of the Units of stock and warrants to be issued pursuant to the IPO, and such split will not have a dilutive effect on Pharm Eco's or UNC's equity ownership in Immtech. If subsequent to the IPO, Immtech effects a stock split that increases the number of any authorized, issued or outstanding stock, warrants or options, all authorized, issued and outstanding stock, warrants and options will be treated equally, including any to be issued pursuant to the Letter Agreement.

3. Capitalized terms used herein have the same meaning given them in the Letter Agreement.

4. Other than as amended herein and in the prior Amendment effective October 15, 1997, and in the Second Amendment effective January 15, 1998, the Letter Agreement remains in full force and effect.


The University of North Carolina        Pharm Eco Laboratories, Inc.
at Chapel Hill


By: /s/ Francis J. Mayer                By: /s/ [ILLEGIBLE]
    -----------------------------           -------------------------------

Title: DIR. OFFICE OF TECHNOLOGY        Title: CORE TEAM
       DEVELOPMENT
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Date: Jan. 14, 1999                     Date: 1/15/99
      ---------------------------             -----------------------------

Immtech International, Inc.


By: /s/ T. Stephen Thompson
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Title: President & CEO
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Date: 1-15-1999
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